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                                                                    Exhibit 10.5

                              PEERLESS GROUP, INC.
                              Solid Waste Companies
                         9471 Baymeadows Road, Suite 106
                           Jacksonville, Florida 32256

October 5, 2000

Mr. Jack R. Casagrande
Star Services Group, Inc.
2975 Powerline Road
Pompano Beach, Florida 33069

Dear Jack,

         Based on your discussions with Sonny Harwell, the following is our understanding of the agreed upon changes to the various sale of assets transaction between Star Services Group, Inc. (Star) and various Peerless companies.

         1. Regarding the Peerless Miami Avenue, Inc. (Miami Avenue) downtown transfer station, Star may terminate the contract to purchase on the latter of the date all permits and renewals are in-place or March 1, 2001.

         2. Regarding Peerless receivables, Star is to pay Peerless 20% per month of the Miami Avenue and Big Apple receivables collected by Star on Peerless' behalf until all amounts due are paid in full. Peerless Dade receivables will be paid as provided in the original agreements.

         3. $1,000,000 note due to Sonny Harwell to be paid interest only until March 2001, then principal and interest until March 2003, at which point all the remaining principal is due. The principal and interest payments from March 2001 to March 2003 are to be calculated based on a ten year amortization schedule and one point over prime as per the Ocean Bank note.

         4. Star will make best efforts to commence its management contract before October 30, 2000, but in no event later than October 30, 2000.

         5. Star Due Diligence is over and complete.

         If the above accurately reflects your discussions with Sonny, please sign below indicating your acceptance of the above.

Sincerely,


/s/ Kevin Kohn
-----------------
Kevin Kohn

Agreed and accepted: /s/ Jack R. Casagrande                  Date:  10/6/00
                    ---------------------------                   -----------
                     Jack R. Casagrande